Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 April 26, 2002


                         Commission file number 0-23903

                             eAutoclaims.com, Inc.
                              --------------------
       (Exact name of small business issuer as specified in its charter)

                    Nevada                  95-4583945
                    ------                  ----------
     (State or other jurisdiction of      (I.R.S. Employer
      incorporation or organization)     Identification No.)

                 110 East Douglas Road, Oldsmar, Florida 34677
             ------------------------------------------------------
                    (Address of principal executive offices)

                                 (813) 749-1020
                                 --------------
                          (Issuer's telephone number)


             ITEM 5./ITEM 9. OTHER EVENTS/REGULATION FD DISCLOSURE.

                      1. Carriers placed in Receivership.
                               ------------------

An eAutoclaims customer, David Morse and Associates, announced that two of its insurers, Legion Insurance Company and Villanova Insurance Company, have been placed in receivership.

David Morse and Associates is a third party administrator that is eAutoclaims' second largest customer. This third party administrator oversees approximately $120 million in Auto property and casualty insurance, which was administered by the managing general agent, Guardian General Insurance Services, Inc. The two insurers that were placed in receivership are estimated to have provided half of the revenue that eAutoclaims received from this account. The remaining business from David Morse and Associates is unaffected.

eAutoclaims expects to be reimbursed by the state reserve fund for all unpaid claims that were underwritten by these two carriers. David Morse and Associates is in the process of replacing the carriers, which would allow eAutoclaims to retain this business going forward.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    eAutoclaims.com, Inc.

Dated    4/26/02
                                                    /s/ Eric Seidel
                                                    ----------------------------
                                                    President